INDEPENDENT AUDITORS’ CONSENT

We consent to the use of Medsonix, Inc. on Form SB-2 of our Auditors’ report dated December 4, 2005, on the balance sheet of Medsonix, Inc. as of September 30, 2005 and December 31, 2004 and 2003, and the related statement of operations and accumulated deficit, statement of changes in stockholders’ equity and statement of cash flows for the years ended September 30, 2005, December 31, 2004 and 2003 and inception through September 30, 2005.

Signed,

 /s/ De Joya Griffith & Company, LLC

________________________

De Joya Griffith & Company, LLC

March 13, 2006

Las Vegas, Nevada